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                                                                    EXHIBIT 10.2

                                 AMENDMENT TO
                          BRIDGEPOINT LEASE AGREEMENT

      This AMENDMENT TO BRIDGEPOINT LEASE AGREEMENT (this "Amendment") is entered into as of September 30, 1997, by and between INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA, a Washington corporation ("Landlord"), and PSW TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

                               R E C I T A L S:

     A. Landlord and Tenant executed that certain Bridgepoint Lease Agreement ("Lease") dated October 31, 1996, covering the Three Bridgepoint Premises (same being approximately 36,319 rentable square feet in Three Bridgepoint) and the One Bridgepoint Premises (same being approximately 10,000 rentable square feet in One Bridgepoint). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Lease, unless amended herein.

     B. National Instruments Corporation ("National Instruments") currently occupies Suites 100, 130, 170, 180, 350, 420 and 450 of One Bridgepoint. Suites 100, 130, 170 and 180 contain approximately 11,072 rentable square feet and constitute the One Bridgepoint Premises. The floor plan of the One Bridgepoint Premises (Suites 100, 130, 170 and 180) is attached hereto as Exhibit "B-1"
                                                              ------------
and made a part hereof for all purposes, and is hereby substituted as
Exhibit "B-1" to the Lease. Suites 350, 420 and 450 contain approximately
------------
16,279 rentable square feet and constitute the National Instruments Refusal Space. The floor plans of the National Instruments Refusal Space (Suites 350, 420 and 450) are attached hereto as Exhibit "B-2" and made a part hereof for all
                                    ------------
purposes, and are hereby added as Exhibit "B-2" to the Lease.
                                  ------------

     C. National Instruments was originally scheduled to vacate Suites 100, 130, 170 and 180 in One Bridgepoint (same being the One Bridgepoint Premises) no later than February 28, 1998, as set forth in the Second Amendment to Lease Agreement dated October 1, 1996, between Landlord and National Instruments. However, National Instruments has advised Landlord that it is willing to vacate Suites 100, 130, 170 and 180 by December 31, 1997, and further, that it will vacate Suites 350, 420 and 450 (the "National Instruments Refusal Space") by
May 31, 1998. Landlord and National Instruments have executed a Third Amendment to the National Instruments Lease confirming these vacation dates.

     D. Tenant has a right of first refusal as set forth in Section 2.05 and Exhibit "G" of the Lease, including a right of first refusal to lease the
----------
National Instruments Refusal Space. Subject to Landlord and National Instruments executing an amendment to the National Instruments Lease confirming vacation of the National Instruments Refusal Space by May 31, 1998, Tenant desires to exercise its right of first refusal to lease the National Instruments Refusal Space.

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     E. Landlord acknowledges that the Lease Guaranty executed by Pencom
Systems, Inc. as required by Section 15.26 of the Lease has terminated in accordance with Section 20 of the Lease Guaranty, and that same is null, void and of no further force and effect, and has been returned by Landlord to Pencom Systems, Inc.

     F. Landlord and Tenant desire to modify and amend the Lease in order to, among other things, (i) acknowledge Tenant's exercise of the right of first refusal as set forth herein, (ii) correct the description and rentable square feet contained in the One Bridgepoint Premises, (iii) correct the description and rentable square feet contained in the National Instruments Refusal Space,
(iv) amend the Schedule for the approval of the One Bridgepoint Drawings and One Bridgepoint Premises set forth the Schedule for approval of the drawings and construction contract for the National Instruments Refusal Space, (v) set forth the Commencement Date for the National Instruments Refusal Space, and
(v) adopt the other amendments as set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. The foregoing Recitals are incorporated into this Amendment for all purposes.

     2. Landlord and Tenant acknowledge and agree that the One Bridgepoint Premises as originally defined in the Lease, consisted of Suites 100, 130, 170 and 180 in One Bridgepoint as described in Exhibit "B-1" attached hereto,
                                           -------------
and that the National Instruments Refusal Space as originally defined in the Lease, consisted of Suites 350, 420 and 450 as described in Exhibit "B-2"
                                                            -------------
attached hereto. The rentable square footage of the One Bridgepoint Premises and the National Instruments Refusal Space shall be measured in accordance with the most recent BOMA Standard Method of Floor Measurement (the "BOMA Standard"), which will be confirmed by architect's verification. In the event the measurement of the One Bridgepoint Premises or the National Instruments Refusal Space results in a change in the rentable area of the Premises, all appropriate terms herein shall be adjusted accordingly.

     3. It is contemplated that National Instruments will vacate the One Bridgepoint Premises on or about December 31, 1997, and the National Instruments Refusal Space on or about May 31, 1998. Upon the execution of an amendment to National Instruments Lease confirming such vacation dates, Landlord will advise Tenant of such amendment. Landlord will use all reasonable efforts to require National Instruments to vacate the One Bridgepoint Premises and the National Instruments Refusal Space on such dates, but Landlord shall have no liability or obligation to Tenant if National Instruments does not timely vacate either the One Bridgepoint Premises or the National Instruments Refusal Space.

     4. Landlord and Tenant acknowledge and agree that Tenant has exercised its right of first refusal to lease the National Instruments Refusal Space, subject only to Landlord and Tenant

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executing the amendment to the National Instruments Lease confirming that
National Instruments will vacate the National Instruments Refusal Space by May 31, 1998.

     5. The Schedule related to the commencement of construction of the One Bridgepoint Premises as set forth in Section B6 of Exhibit "D" is hereby amended
                                                   -----------
to read as follows:

     November 15, 1997 -  One Bridgepoint Drawings, including mechanical, electrical and plumbing plans and specifications, all in a form and content suitable for construction bidding, must be completed and delivered to Contractor for bidding. The One Bridgepoint Drawings should include approximately ten optional items, one or more of which could be deleted if the One Bridgepoint Construction Cost bid exceeds an amount acceptable to Tenant.

     December 2, 1997  -  Contractor will provide the One Bridgepoint
                          Construction Cost bid to Tenant based on the One Bridgepoint Drawings.

     December 10, 1997 -  Tenant must approve a final One Bridgepoint
                          Construction Cost, based on the One Bridgepoint Construction Cost bid submitted by Contractor, as adjusted, negotiated and finally approved, based on the One Bridgepoint Drawings, less any optional items deleted in order to obtain an acceptable One Bridgepoint Construction Cost.

     December 11, 1997 -  Landlord and Contractor execute the One Bridgepoint
                          Construction Contract which contains the final approved One Bridgepoint Construction Cost which has been approved by Tenant. Construction will commence within three (3) business days after National Instruments vacates the One Bridgepoint Premises.

     6    The Schedule related to the commencement of construction of the Tenant
Improvements for the National Instruments Refusal Space shall be as follows:

     April 15, 1998 - National Instruments Refusal Space Drawings, including mechanical, electrical and plumbing plans and specifications, all in a form and content suitable for construction bidding, must be completed and delivered to Contractor for bidding. The National Instruments Refusal Space Drawings should include approximately ten optional items, one or more of which could be deleted if the National Instruments Refusal Space Construction Cost bid exceeds an amount acceptable to Tenant.


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     May 2, 1998  -   Contractor will provide the National Instruments Refusal
                      Space Construction Cost bid to Tenant based on the National Instruments Refusal Space Drawings.

     May 10, 1998 -   Tenant must approve a final National Instruments Refusal
                      Space Construction Cost, based on the National Instruments
                      Refusal Space Construction Cost bid submitted by
                      Contractor, as adjusted, negotiated and finally approved, based on the National Instruments Refusal Space Drawings, less any optional items deleted in order to obtain an acceptable National Instruments Refusal Space Construction
                      Cost.

     May 11, 1998 -   Landlord and Contractor execute the National Instruments
                      Refusal Space Construction Contract which contains the final approved National Instruments Refusal Space
                      Construction Cost which has been approved by Tenant.
                      Construction will commence within three (3) business days after National Instruments vacates the National
                      Instruments Refusal Space.

Notwithstanding the foregoing, if National Instruments vacates the National Instruments Refusal Space prior to May 31, 1998, the dates set forth in this
Section 6 of this Amendment shall be accelerated by the same number of days between May 31, 1998 and the date National Instruments actually vacates the National Instruments Refusal Space.

     7.   Section 1(e) of Exhibit "G" of the Lease shall be amended to read as
                          -----------
follows:

     (e) In the event Tenant exercises the right of first refusal pursuant to the terms hereof, Landlord shall do the work necessary to furnish and install within the National Instruments Refusal Space, in accordance with drawings to be prepared by Tenant and approved in writing by Landlord, the Building Standard tenant improvements and other additional tenant improvements provided for in the drawings. The cost of the work shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Base Rent, but only to the extent that the aggregate cost of furnishing the Building Standard improvements and such additional improvements provided for in the drawings does not exceed an amount per rentable square foot leased, rounded up or down to the nearest cent, equal to (X) $7.50 per square foot leased, times (Y) the number of months remaining in the Term (excluding all renewals), divided by seventy-one (71).

     8.   Section 2(e) of Exhibit "G" shall be amended to read as
                          ----------
          follows:

     (e) In the event Tenant exercises the right of first refusal pursuant to the terms hereof, Landlord shall do the work necessary to furnish and install within

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          the One Bridgepoint Refusal Space, in accordance with
          drawings to be prepared by Tenant and approved in writing by Landlord, the Building Standard tenant improvements and other additional tenant improvements provided for in the drawings. The cost of the work shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Base Rent, but only to the extent that the aggregate cost of furnishing the Building Standard improvements and such additional improvements provided for in the drawings does not exceed an amount per rentable square foot leased, rounded up or down to the nearest cent, equal to (X) $7.50 per square foot leased, times (Y) the number of months remaining in the Term (excluding all renewals), divided by seventy-one (71).

     9. Landlord and Tenant acknowledge and agree that the Term for the National Instruments Refusal Space shall be for a term of approximately sixty-six (66) months. The Commencement Date for the National Instruments Refusal Space shall be a date which is earlier of (a) the date when the Tenant Improvements for the National Instruments Refusal Space are substantially completed, which the parties anticipate will be approximately forty-five (45) days after National Instruments vacates the National Instruments Refusal Space,
(b) the date Tenant occupies all or any part of National Instruments Refusal Space, or (c) the date the Tenant Improvements for the National Instruments Refusal Space would have been substantially completed but for the failure of Tenant to comply with the schedule described in Section 5 above, change orders requested by Tenant to the Tenant Improvements for the National Instruments Refusal Space, or any other act of the Tenant causing delay in completion of the Tenant Improvements for the National Instruments Refusal Space (the "Tenant Delay"). Within five (5) days after the Commencement Date for the National Instruments Refusal Space and at any time thereafter upon the request of Landlord, Tenant shall execute and deliver to Landlord a declaration in the form of Exhibit "E-3" attached hereto and made a part hereof for all purposes,
   ------------
specifying, among other things, the date upon which the same occurred.
Exhibit "E-3" shall become Exhibit "E-3" to the Lease.
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     10.  The Base Rent for the National Instruments Refusal Space shall commence on the National Instruments Refusal Space Commencement Date. In the event the National Instruments Refusal Space Commencement Date occurs other than on the first day of the month, the rent for the applicable first month shall be prorated from such applicable Commencement Date until the end of such month.

     11. Landlord and Tenant acknowledge and agree that the Base Rent for the One Bridgepoint Premises and the National Instruments Refusal Space shall be the amounts set forth in Section 3.01 of the Lease.

     12. Landlord and Tenant acknowledge and agree that the correct amount of rentable square feet contained in One Bridgepoint 83,604, instead of 84,723 as originally set forth in the Lease, and the Lease is hereby amended accordingly. Landlord and Tenant acknowledge and agree that Tenant's Pro Rata Share of Operating Expenses for One Bridgepoint Premises as set forth in

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Section 3.02 of the Lease shall be amended to be thirteen and 24/100ths percent
(13.24%), and Tenant's Pro Rata Share of Operating Expenses for the National Instruments Refusal Space shall be nineteen and 60/100ths percent (19.60%) for One Bridgepoint.

     13. Landlord acknowledges and agrees that the Lease Guaranty executed by Pencom Systems, Inc. as required by Section 15.26 of the Lease has terminated in accordance with Section 20 of the Lease Guaranty, and that same is null, void and of no further force and effect, and has been returned by Landlord to Pencom Systems, Inc.

     14. The Lease, as amended by this Amendment, is hereby ratified and confirmed in all respects.

     15. This Amendment may be executed in multiple counterparts which, when combined together, shall constitute an original of this Amendment. In addition, facsimile signatures of the parties shall be effective on all counterparts of this Amendment.

     16. This Amendment, together with the Lease, embodies the entire agreement of the parties hereto, and incorporates all previous correspondence or communications, whether oral or written. The Lease, as amended by this Amendment, can only be further modified or varied by written instrument subscribed to by all the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                         LANDLORD:

                                         INVESTORS LIFE INSURANCE COMPANY OF
                                         NORTH AMERICA, a Washington corporation


                                         By: /s/ Roy Mitte
                                            ------------------------------------
                                                 Roy F. Mitte
                                                 President


                                         TENANT:

                                         PSW TECHNOLOGIES, INC.


                                         BY: /s/ Pat Motola
                                            ------------------------------------
                                         Name: PAT MOTOLA
                                              ----------------------------------
                                         Title: CFO, SR. VP
                                               ---------------------------------

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